EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-166886) of Penseco Financial Services Corporation of our report dated March 14, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ McGrail Merkel Quinn & Associates

Philadelphia, Pennsylvania
March 14, 2011